Exhibit 10.1

SECOND EXTENSION AGREEMENT

THIS SECOND EXTENSION AGREEMENT (this “Agreement”), executed as of the 26th day of June, 2013 (the “Effective Date”), by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, is made with reference to the following facts:

A.            Prospect DE has entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (such Note, as so amended and as the same may hereafter be amended, modified, extended and/or restated, being hereinafter referred to as the “Note”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

B.            Pursuant to the Note, Karlsson has made certain extensions of credit (the “Loan”) to Prospect DE.

C.            The Loan is secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “AWP Deed of Trust”) with respect to the property described therein (the “Premises”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”, and together with the AWP Deed of Trust, the Security Agreement, the Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document, the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note are collectively referred to herein as the “Loan Documents.”

D.            Apache is a wholly-owned subsidiary of AWP, AWP is a wholly-owned subsidiary of Prospect DE and Prospect DE is a wholly-owned subsidiary of Parent, which has a financial interest in the success of Prospect DE.  As a result, Parent, AWP and Apache are willing to enter into this Agreement and the documents and instruments contemplated hereby and expect to benefit therefrom.

E.            Pursuant to the terms of Section 2.2 of the Note, Prospect DE was required to make the First Installment Payment consisting of (i) a principal payment plus (ii) the interest accrued through March 30, 2013 on said principal payment plus (iii) the Tax Gross-Up Amount in the amount as set forth in the Note.  The aggregate amount due for the First Installment totaled in excess of $50 million.  Prospect DE did not make the First Installment Payment on March 30, 2013 and did not subsequently make such payment.

F.             The Prospect Parties requested that Karlsson extend the payment dates under the Note and, forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.  Karlsson agreed to enter into the Extension Agreement with the Prospect Parties dated as of April 15, 2013 (the “Extension Agreement”).

G.            In connection with the Extension Agreement, Prospect DE and Karlsson executed that certain Amendment to First Priority Senior Secured Promissory Note dated as of April 15, 2013 (the “First Note Amendment”).  The Note, as amended by the First Note Amendment, required the achievement of certain Funding Raises (as defined in the First Note Amendment) by certain deadlines.  Prospect did not timely achieve the Second Funding Raise required under the Note and has not subsequently achieved such raise.

H.            The Prospect Parties have requested that Karlsson further modify and amend the Note and, in consideration of this Agreement, forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.

I.             The Prospect Parties have informed Karlsson that it is a precondition to Parent’s raising of additional funding, which funding will be provided by an equity contribution to Prospect DE (and by an equity contribution from Prospect DE to AWP and/or Apache) to develop and exploit mineral assets held by each of AWP and Apache, that the modification described in Recital H be provided.  Accordingly, each of AWP and Apache will benefit from such modification.

J.             Karlsson is willing to forbear from exercising its rights and remedies under the Loan Documents, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Acknowledgements.

(a)           The parties acknowledge that each of the foregoing factual recitals is truthful, accurate and valid.

(b)           The parties acknowledge that two days prior to the effectiveness of this Agreement, as of June 24, 2013, the outstanding principal balance of the Note was $115,282,000, and the accrued but unpaid interest due and payable on the Note was $9,634,180.

(c)           The parties acknowledge that immediately prior to the effectiveness of this Agreement, the Loan Documents were valid and enforceable according to their terms.

(d)           The parties acknowledge that, but for the execution and delivery of this Agreement, Prospect DE’s failure to achieve the Second Funding Raise under the Note, as amended by the First Note Amendment, would have resulted in an Event of Default (the “Funding Raise Event of Default”) existing under the Note, which Funding Raise Event of Default would be continuing under the Loan Documents, and but for this Agreement, Karlsson would have been entitled to exercise all of its rights and remedies with respect to such Event of Default.

(e)           As of the Effective Date, Karlsson hereby waives all of its rights and remedies with respect to the Funding Raise Event of Default.  Karlsson further waives any rights and remedies with respect to any inaccuracy in or breach of any of the Loan Documents occurring on or before the Effective Date if Karlsson had actual knowledge of such inaccuracy or breach prior to the Effective Date.

(f)            The parties agree that, except as explicitly amended hereby, the Extension Agreement remains in full force and effect.

2.             Obligations of Parent.  For so long as the Note remains outstanding:

(a)           Parent and Karlsson agree that up to ten percent (10%) of the amount to be raised with respect to each Qualified Financing (as defined in the Note) (the “Funding Expense Cap”) may be deducted from a Qualified Financing’s amount for purposes of calculating the amount to be deposited in escrow pursuant to Section 2(b) below, provided that all such amounts are paid to third parties in satisfaction of transaction expenses or fees/commissions in connection with such Qualified Financing.  This Section 2(a) amends, restates and supersedes in its entirety Section 2(b) of the Extension Agreement.

(b)           Subject to Section 2(c) below, Parent shall deposit into the escrow account established pursuant to the Escrow Agreement, within one (1) business day of the receipt of such funds, fifty (50%) percent of the proceeds of any Qualified Financing (net of third party payments in satisfaction of transaction expenses or fees/commissions with such Qualified Financing, not to exceed in the aggregate the Funding Expense Cap), within one (1) business day of its receipt of the funds raised in such Qualified Financing, until a total amount of $12,000,000 has been deposited on or after June 26, 2013.  By way of example, in the event Parent receives gross proceeds of $5,000,000 in a Qualified Financing and incurs $2,000,000 of third party expenses, Parent shall deposit $2,250,000 into escrow (which represents 50% of $5,000,000 less the $500,000 in expenses, the portion of the expenses not exceeding the Funding Expense Cap).  In addition, Parent shall deposit into the escrow account established pursuant to the Escrow Agreement the initial amount set forth in Schedule 1 to the Escrow Agreement by the date set forth for such payment therein.  Parent shall further promptly instruct the escrow agent to make the payments contemplated by Schedule 2 to the Escrow Agreement in the timeframes specified therein.  This Section 2(b) amends, restates and supersedes in its entirety Section 2(c) of the Extension Agreement.

(c)           Parent and Karlsson agree that Parent will deposit into the escrow account established pursuant to the Escrow Agreement $2,000,000 from the proceeds of that certain offering described in the Company’s prospectus supplement filed as of June 21, 2013 (the “Roth Offering”), within two (2) business days following the Company’s receipt of such funds.  Parent and Karlsson acknowledge and agree that such deposit shall be credited toward the aggregate $12,000,000 referenced in Section 2(b) above.

3.             No Further Disbursements.  The Prospect Parties acknowledge that Karlsson has no obligation to advance any loan proceeds under any of the Loan Documents, whether now or in the future.

4.             Closing Deliveries; Conditions Precedent.  Concurrently with the execution of this Agreement, and as a condition to the effectiveness of this Agreement, the Prospect Parties and Karlsson, as applicable, will execute and deliver, or cause to be executed and delivered, the following:

(a)           An amendment to the Note in the form attached hereto as Exhibit A (the “Second Amendment to the Promissory Note”);

(b)           A Warrant, dated as of June 26, 2013, in the form attached hereto as Exhibit B (the “Additional Warrant”);

(c)           An amendment to that certain Supplemental Payment Agreement, dated as of June 26, 2013, by and between AWP and Karlsson, in the form attached hereto as Exhibit C (the “Second Amendment to Supplemental Payment Agreement”);

(d)           An amendment to the Registration Rights Agreement, dated as of June 26, 2013, by and between Parent and Karlsson, in the form attached hereto as Exhibit D (the “First Amendment to Registration Rights Agreement”);

(e)           An amendment to of the escrow agreement dated as of April 15, 2013 by and between the escrow agent, Parent and Karlsson in the form attached hereto as Exhibit E (the “Escrow Agreement Amendment”).

(f)            Karlsson shall have received a certificate of the Secretary or Assistant Secretary of each Prospect Party, dated as of the Closing Date (as defined below), certifying (i) the resolutions of the Boards of Directors or Managers, as applicable, of each Prospect Party authorizing the execution, delivery and performance of this Agreement by such Prospect Party, and (ii) the incumbency, authority and signatures of each executive officer who will act as such in connection herewith.

(g)           Karlsson shall have received an Officer’s Certificate (the “Officer’s Certificate”) of the Chief Executive Officer or the Chief Financial Officer of Prospect DE and Parent dated as of the Effective Date, certifying the accuracy of the representations and warranties set forth in Section 6(e) of this Agreement.

5.             Termination of Escrow.  Upon the later to occur of (i) the date which the Definitive Feasibility Study (as defined in the Note) is certified as final by the engineering firm that prepared it, and (ii) the date on which the Definitive Feasibility Study is published, Parent shall be deemed to be automatically and immediately released from its requirement to further fund the Escrow Agreement pursuant to Section 5.6 of the Note. This Section 5 amends, restates and supersedes in its entirety Section 5(a) of the Extension Agreement; for the avoidance of doubt, it does not supersede Section 5(b) of the Extension Agreement, which remains in full force and effect.

6.             Representations and Warranties.  As of the Effective Date and upon the effectiveness of this Agreement, the Prospect Parties hereby represent and warrant to Karlsson as follows:

(a)           Each representation and warranty made by Prospect DE in Section 5 of the Pledge Agreement and each representation and warranty made by any Prospect Party in each other Loan Document is true and correct in all material respects on and as of the Effective Date, except to the extent such representation and warranty relates solely to an earlier date.

(b)           This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Prospect Parties enforceable against each of the Prospect Parties in accordance with its terms.

(c)           Neither the execution by the Prospect Parties nor the effectuation by Karlsson of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or by-law of any Prospect Party or any other agreement or instrument to which any Prospect Party is a party, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree or any court or administrative agency, nor does any of the foregoing require the consent of any Person or any notice or filing with any governmental or regulatory body.

(d)           The Prospect Parties are in compliance in all material respects with all material requirements of applicable law.

(e)           There are no Events of Default under any Loan Document.

7.             Additional Covenants.  From and after the Effective Date, the Prospect Parties covenant as follows:

(a)           Within thirty (30) days of the date on which such Person acquires an ownership interest therein, Prospect DE and Parent shall, and shall cause Apache, AWP or any other direct or indirect subsidiary of Parent, with respect to any real property or interest therein acquired by any of them, to execute and deliver in favor of Karlsson a guaranty of the obligations under the Loan Documents and a first priority deed of trust, assignment of leases and rents, security agreement, fixture filing and financing statement with respect to such interest, substantially in the form of the AWP Guaranty and Deed of Trust, together with a lender’s policy of title insurance in favor of Karlsson in an amount equal to the cumulative purchase price of such interest plus any filing and recording fees.  The parties hereto agree that each such deed of trust shall constitute a Loan Document for all purposes under the Loan Documents.

(b)           Within fourteen (14) days of the date on which Prospect DE or Parent receives a written request for information from Karlsson, Prospect DE and Parent shall provide to Karlsson all such information responsive to such request as Karlsson has reasonably requested and is within the possession or control of the Prospect Parties, including copies of any documentation or reports responsive to such request.

(c)           Within twenty (20) days of the date hereof, each applicable Prospect Party shall enter into an amendment to any Covenant Not to Compete (as defined in Section 22 hereof) whose individual counterparty/counterparties request the same in writing, which amendment shall reflect the amendments and waivers set forth in further detail in Section 22.

8.             Closing Date.  As used in this Agreement, the Closing Date shall mean the Effective Date, unless otherwise agreed to in writing by all the parties hereto.

9.             Karlsson’s Costs.  Parent shall pay Karlsson’s legal costs and expenses of One Hundred Twenty Five Thousand Dollars ($125,000) by certified or bank check.

10.          Confirmation of Obligations.  As of the Closing Date and subject to the terms of this Agreement, each Prospect Party confirms, ratifies and restates all of its respective obligations under the Loan Documents and Prospect DE agrees to pay all of the indebtedness evidenced by the Loan Documents according to their terms and provisions as amended to date.  Prospect DE confirms, ratifies and restates that Karlsson has first lien priority interests in all of the Collateral described in the Security Agreement and the other Loan Documents.  Subject to the terms of this Agreement, all of the terms, covenants and provisions of the Note, the Collateral Documents and the other Loan Documents shall remain in full force and effect.  Without limiting the generality of the foregoing, each Prospect Party hereby expressly acknowledge and agree that, as of the Closing Date, it has no offsets, claims, counterclaims or defenses whatsoever against any of its obligations under the Note, the Collateral Documents or any other Loan Document, including those which would in any way reduce the amount of the indebtedness owed to Karlsson under the Loan Documents or affect the validity of any foreclosure sale of any of the Collateral, and if any of the same now exists, each Prospect Party irrevocably waive, and agree not to assert, any such existing offset, claim, counterclaim, defense or other cause of action against Karlsson.

11.          Deficiency; Waivers.  To the fullest extent permitted by applicable law, Prospect DE and Parent unconditionally and irrevocably waives any rights or benefits arising under A.R.S. §§ 12-1566, 12-1641 through and including 12-1644, 33-814, 33-725, 33-727 and 44142, and Ariz. R. Civ. P. 17(f) or such statutes, rules or similar provisions as may be enacted or adopted hereafter.

12.          General Release.  To the maximum extent permitted by law, each Prospect Party hereby waives, releases and discharges Karlsson and its directors, shareholders, officers,

employees and counsel from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs or expenses of any kind (collectively, “Claims”), known or unknown, which such Prospect Party may have, arising out of acts, omissions, or events occurring at any time prior to and including the Effective Date.  Each Prospect Party hereby agrees and represents that the matters released herein are not limited to the matters which are known, disclosed or foreseeable.  The Prospect Parties intend to waive all Claims, including Claims which they do not know or suspect to exist in their favor to no less extent than a waiver of such Claims under California law will be effected by a waiver by the Prospect Parties under California law of any and all rights and benefits which they now have or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Prospect Parties hereby agree, represent and warrant that they are familiar with and have read and understand and have consulted legal counsel of their choosing with respect to California Civil Code Section 1542, and the Prospect Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs or losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected.

INITIALS:
	PROSPECT DE	PARENT

	AWP	APACHE

13.          Indemnification.  The Prospect Parties, jointly and severally, shall indemnify Karlsson, any affiliate thereof and each of their respective directors, shareholders, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”), against and hold each of them harmless for, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person in connection with (a) any investigation, litigation or other proceeding, irrespective of whether the Indemnified Person shall be designated a party thereto, in any way relating to or arising out of this Agreement or any other Loan Document, (b) the use or intended use of the proceeds of the Loan, (c) any actual or asserted violation of any environmental law with respect to the Premises or any other collateral, any lease of the Premises or any other collateral and/or any foreclosure proceeding affecting the Premises or any other collateral (the “Indemnified Liabilities”) and (d) the transactions contemplated hereby or thereby; provided, however, that neither Prospect DE nor Parent shall be liable for any portion of such Indemnified Liabilities resulting from an Indemnified Person’s gross negligence or willful misconduct or breach of this Agreement or the Loan Documents.  Each Indemnified Party is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 13 All of the Prospect Parties’ obligations or liabilities to any Indemnified Party under this Section 13 shall be and hereby are covered and secured by the Loan Documents, and shall survive the expiration of termination of this Agreement.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Prospect Parties agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

14.          Warrant Valuation Assistance.  With respect to the valuation of the Warrant, Parent shall cooperate and work in good faith with Karlsson’s third party valuation expert.

15.          Further Assurances.  The Prospect Parties shall inform Karlsson promptly of any acquisition of real estate or any interest therein by Parent or any direct or indirect subsidiary thereof.  The Prospect Parties shall, at Karlsson’s request, execute (either alone or with Karlsson, as Karlsson may require) deliver to Karlsson, any and all additional instruments and documents, and Prospect DE and Parent will, and will cause each other Prospect Party to, perform all actions, which from time to time may be necessary to maintain a perfected lien and security interest in the security described in this Agreement, the Security Agreement, the AWP Deed of Trust, the Apache Deed of Trust or any other Collateral Document or any other Loan Document, including but not limited to procuring additional policies of title insurance, or endorsements with respect to existing policies of tile insurance, with regard to the properties of Apache or AWP or similar acts reasonably required in connection with the foregoing.

16.          No Novation; Loan Document.  This Agreement is a revision to the Note and the other Loan Documents only, and not a novation.  This Agreement is a Loan Document.

17.          Waivers.

(a)           In order to hold the Prospect Parties liable under the Loan Documents, there shall be no obligation on the part of Karlsson, at any time, to resort to payment from Prospect DE or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by the Prospect Parties.

(b)           Each Prospect Party hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice (except as provided in the Loan Documents) to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Secured Obligations or of any security or collateral therefor or of the acceptance of this Agreement.

(c)           Each Prospect Party waives any and all defenses, claims and discharges of Prospect DE, or any other obligor, pertaining to the Secured Obligations, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, no Prospect Party will assert, plead or enforce against Karlsson any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Prospect DE or any other person liable in respect of any of the Secured Obligations, or any setoff available against Karlsson to Prospect DE or any such other person, whether or not on account of a related transaction.  Each Prospect Party expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Secured Obligations, whether or not the liability of Prospect DE is discharged pursuant to statute or judicial decision.  For the avoidance of doubt, but only to the extent permitted under applicable law, each Prospect Party waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Karlsson from bringing any action, including a claim for deficiency, against such Prospect Party, before or after Karlsson’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 121566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Karlsson which destroys or otherwise adversely affects such Prospect Party’s subrogation rights or rights to proceed against Karlsson for reimbursement, including without limitation, any loss of rights such Prospect Party may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Prospect DE, of any other guarantor, or of any other person, or by reason of the cessation of Prospect DE’s liability from any cause whatsoever, other than payment in full in legal tender, of the Secured Obligations; (iv) any right to claim discharge of the Secured Obligations on the basis of unjustified impairment of any collateral for the Secured Obligations; (v) any statute of limitations, if at any time any action or suit brought by Karlsson against such Prospect Party is commenced, there are outstanding Secured Obligations which are not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Secured Obligations.  If payment is made by Prospect DE, whether voluntarily or otherwise, or by any third party, on the Secured Obligations and thereafter Karlsson is forced to remit the amount of that payment to Prospect DE’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Secured Obligations shall be considered unpaid for the purpose of the enforcement of this Agreement or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

(d)           TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PROSPECT PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE.  EACH PROSPECT PARTY WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH SUCH PROSPECT PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY KARLSSON IN ENFORCING THIS AGREEMENT.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY PROSPECT PARTY BY PROSPECT DE, OR TO ANY OTHER PARTY LIABLE TO KARLSSON FOR

THE SECURED OBLIGATIONS, ARE HEREBY SUBORDINATED TO KARLSSON’S CLAIMS AND ARE HEREBY ASSIGNED TO KARLSSON.  EACH PROSPECT PARTY HEREBY AGREES THAT SUCH PROSPECT PARTY MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY KARLSSON AGAINST PROSPECT DE.  EACH PROSPECT PARTY AND KARLSSON, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH ANY PROSPECT PARTY AND KARLSSON ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT TO KARLSSON GRANTING ANY FINANCIAL ACCOMMODATION TO PROSPECT DE AND ACCEPTING THIS AGREEMENT

18.          Notices.  Notwithstanding anything to the contrary contained in the Loan Documents, all notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the third (3rd) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to Karlsson:                                                                                                                 The Karlsson Group, Inc.

18 Ozone Avenue

Venice, California 90291

Attention: Michael Stone

Fax: (310) 933-0262

With a copy to:                                                                                                            Richard C. Weisberg

Law Offices

33 Derwen Road

Bala Cynwyd, PA 19004

Fax: (215) 689 1504

Loeb & Loeb LLP

10100 Santa Monica Boulevard, Suite 2200

Los Angeles, California 90067

Attention: Lance N. Jurich, Esq.

Fax: (310) 282-2211

If to the Prospect Parties:                                                        Prospect Global Resources, Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

Attention: Mr. Damon Barber, Chief Executive Officer

Fax: (303) 990-8440

With a copy to:                                                                                                            Eisner Kahan Gorry Chapman Ross & Jaffe PC

9601 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90210

Attention: Mr. Michael Eisner

Fax: (310) 855-3201

Any party may change its address by giving the other party written notice of its new address as herein provided.

19.          Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.          Representation by Counsel.  The Prospect Parties (a) have retained counsel to represent them in the transactions contemplated herein; (b) have read and understand this Agreement; (c) have been advised by their counsel with respect to its rights and obligations under this Agreement; and (d) agree that the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

21.          Entire Agreement.  This Agreement and the Exhibits attached hereto contains the entire understanding between the parties with respect to the subject matter hereof.  The Loan Documents shall remain in full force and effect and shall not be further amended except by a writing signed by Karlsson and all of the parties to this Agreement, including any consenting parties hereto.

22.          Successors and Assigns; Assignment.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Without limiting Karlsson’s rights under the Loan Documents, Karlsson may, without the consent of any Person, assign this Agreement and its rights hereunder and under any other Loan Document to any Person at any time; provided, however, that, it shall be a condition precedent to any assignment hereunder as a result of which there will be multiple simultaneous holders of the Note and/or the related rights under the Loan Documents that such holders shall have put in place, between or among themselves, a written agreement (an “Agency Agreement”), which includes agency provisions pursuant to the terms of which a single administrative agent (the “Administrative Agent”) is appointed, with which Prospect DE and its affiliates will solely interface with respect to all rights and obligations under the Note and the Loan Documents, and to which Prospect DE and its affiliates will remit all payments hereunder, and which Agency Agreement will provide for the Administrative Agent to provide Prospect DE with a copy of the Agency Agreement, and any amendments thereto, upon execution of the same.  The Prospect Parties agree that, for purposes of this Agreement, an “assignment” shall be deemed to include, but not be limited to, a sale, a contribution to a new or existing entity, or an exchange with any such entity, or any other transfer for any medium of value, including, without limitation, equity securities, royalty interests, property rights or any form of contingent consideration and notwithstanding whether such assignment is effected in a private sale or under judicial supervision.  Notwithstanding anything to the contrary in any Loan Document, in the Membership Interest Purchase Agreement (the “Purchase Agreement”) among Prospect DE, AWP and Karlsson dated as of May 30, 2012 (including but not limited to Sections 5.03 or 5.06 thereof), or any Covenant Not to Compete (whether or not executed in the form of Exhibit E to the Purchase Agreement, a “Covenant Not to Compete”) executed by any Person (as defined in the Note) in favor of any Prospect Party, but subject to the provisions of this Section 22, Karlsson (or any shareholder, director, agent, employee or officer of Karlsson) may actively solicit any Person to be a purchaser or assignee of the Note (whether such potential purchaser or assignee wishes to purchase the Note and the Loan Documents in a free-standing transaction or contemplates such purchase as a party of a larger transaction or series of transactions involving any Prospect Party or any of its assets).  No act of soliciting, negotiating, effectuating or closing any such transaction (an “Exempt Activity”) shall be deemed to be a violation of any Covenant Not to Compete or any provision of the Purchase Agreement; provided, however, that other than with respect to such Exempt Activities, each Covenant Not to Compete shall remain in full force and effect until the earlier of (i) such time as AWP no longer holds title to the real property secured by the AWP Deed of Trust in consequence of a bankruptcy proceeding, a foreclosure, a deed-in-lieu of foreclosure, or a sale of all or substantially all of such real property (a “Real Estate Triggering Event”); and (ii) August 1, 2015.  Karlsson (or any shareholder, director, agent, employee or officer of Karlsson) may, in connection with such solicitation, provide to such potential purchaser or assignee any such information regarding any Prospect Party as Karlsson shall deem appropriate in its sole discretion; provided, however, that, prior to providing any non-public information regarding any Prospect Party, Karlsson shall (A) obtain from the Person to which disclosure is to be made an executed confidentiality agreement which shall provide that:  (i) such Person agrees to be bound by the terms of Section 5.06 of the Purchase Agreement; (ii) Parent is an intended third party beneficiary of such confidentiality agreement; and (B) provide a copy of such executed confidentiality agreement to Parent (a disclosure made in accordance with the foregoing a “Permitted Confidential Disclosure”).  Each Prospect Party agrees that any provision in any Loan Document, the Purchase Agreement, or any Covenant Not to Compete relating to an Exempt Activity, a Real Estate Triggering Event, a Permitted Confidential Disclosure or any activities related to any of the foregoing is hereby amended and irrevocably waived, for the benefit of Karlsson and each Person who has executed a Covenant Not to Compete, to the extent such provision is contrary to any provision of this Section 22.

23.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

24.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Title: President

[Signature Page — Second Extension Agreement]

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Damon Barber
Name. Damon Barber
Title: President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Damon Barber
Name. Damon Barber
Title: President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Damon Barber
Name. Damon Barber
Title: President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Damon Barber
Name. Damon Barber
Title: President, CEO and Secretary

[Signature Page — Second Extension Agreement]

Exhibit A

FORM OF SECOND AMENDMENT TO NOTE

Exhibit B

FORM OF AMENDMENT TO WARRANT

Exhibit C

FORM OF SECOND AMENDMENT TO SUPPLEMENTAL PAYMENT AGREEMENT

Exhibit D

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

Exhibit E

AMENDMENT TO ESCROW AGREEMENT